EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-147682 and 333-216624) on Form S-8 and Registration Statements (Nos. 333-206461, 333-212782, 333-213229 and 333-221745) on Form F-3 of Teekay Offshore Partners L.P. (the “Partnership”) of:

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our reports dated March 21, 2018, with respect to the consolidated balance sheets of the Partnership as of December 31, 2017 and 2016, and the related consolidated statements of (loss) income, comprehensive (loss) income, cash flows and changes in total equity for each of the years in the three‑year period ended December 31, 2017, and related notes, and the effectiveness of internal control over financial reporting as of December 31, 2017; and

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our report dated March 21, 2018, with respect to the consolidated balance sheets of OOG-TKP FPSO GmbH & Co KG and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, cash flows and partners’ equity for each of the years in the three-year period ended December 31, 2017, and related notes, which reports appear in the December 31, 2017 Annual Report on Form 20-F of Teekay Offshore Partners L.P.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
March 21, 2018